Exhibit 10.3

AIRCRAFT LEASE AGREEMENT

BETWEEN

WHL MANAGEMENT LLC

A CALIFORNIA LIMITED LIABILITY COMPANY

AS LESSOR

AND

WILLIAMS-SONOMA, INC.

A CALIFORNIA CORPORATION

AS LESSEE

DATED

MAY 16, 2008

INSTRUCTIONS TO COMPLY WITH TRUTH-IN-LEASING REQUIREMENTS

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Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration Aircraft Registration Branch ATTN: Technical Section P.O. Box 25724 Oklahoma City, Oklahoma 73125

2.	Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3.	Carry a copy of the lease in the aircraft at all times

4.	For questions regarding this lease, please contact Kevin C. Austin, Esq. c/o Aero Law Group, PLLC at (425) 456-1800 or AustinKC@law.aero

AIRCRAFT LEASE AGREEMENT

AIRCRAFT LEASE AGREEMENT (this “Agreement”) dated May 16, 2008 (the “Effective Date”), by and between WHL MANAGEMENT LLC, a California limited liability company (“Lessor”), and WILLIAMS-SONOMA, INC., a California corporation (“Lessee”).

RECITALS

WHEREAS, Lessor owns or rightfully possesses that certain 2007 Bombardier Inc. Model BD-700-1A11 “GLOBAL 5000” aircraft, U.S. registration number N878HL, and bearing manufacturer’s serial number 9261, including its ROLLS-ROYCE DEUTSCHLAND BR710A2-20 engines, serial numbers 12633 and 12634 and all other appliances, avionics, parts, additions, appurtenances, accessories, instruments, components, systems, furnishings, and other items of equipment now installed thereon, and all flight manuals, log books and records required by the United States Federal Aviation Administration (“FAA”), relating to said aircraft, engines, components and systems as further described in the Aircraft Delivery Receipt to be executed at acceptance by Lessee (collectively, the “Aircraft”); and

WHEREAS, Lessee desires to dry lease the Aircraft from Lessor on an exclusive basis and Lessor desire to so lease the Aircraft to Lessee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.        LEASE OF AIRCRAFT; DELIVERY.

(a)        Lessor hereby agrees to lease the Aircraft to Lessee and Lessee hereby agrees to lease the Aircraft from Lessor, subject to the terms and conditions set forth herein. Lessee’s possession, use or operation of the Aircraft pursuant to this Agreement shall be referred to herein as the “Lease Operations.” Lessee agrees that its Lease Operations shall not exceed four hundred seventy-five (475) flight hours during any twelve (12) month period without the consent of Lessor.

(b)        Prior to the Lease Operations, Lessor shall deliver the Aircraft to Lessee at BRADLEY INTERNATIONAL AIRPORT, WINDSOR LOCKS, CONNECTICUT or at such other location as is mutually agreed to by Lessor and Lessee, with all Aircraft records, logs and other materials required by the United States Department of Transportation (the “DOT”) or the FAA with respect to the maintenance and operation of the Aircraft and in compliance with all Delivery Conditions (as set forth on EXHIBIT A). Lessee shall be deemed to have accepted the Aircraft and be satisfied with the condition thereof upon commencement of the Lease Operations and execution of an Aircraft Delivery Receipt in the form attached hereto as EXHIBIT B. The parties agree that the Aircraft Delivery Receipt will not be filed with the FAA and that filing of this Agreement with the FAA shall evidence that the Aircraft has been accepted by Lessee and that the Lease Term (as defined in Section 2 below) has commenced.

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(c)        This Agreement is a net lease in which the direct operating costs, maintenance and taxes relating to the lease and Lessee’s possession and use of the Aircraft, including but not limited to personal property tax on the Aircraft for the term of the Lease, hangarage and insuring the Aircraft will be paid by Lessee.

2.        TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect for 36 Months, unless earlier terminated pursuant to Section 15 (the “Lease Term”).

3.        LEASE PAYMENTS

(a)        Lessee shall pay, directly to the provider thereof, all costs, expenses, fees, and charges incurred in connection with the Lease Operations as such arise during the Lease Term.

(b)        Lessee shall pay to Lessor an amount equal to $375,000 per calendar month, payable in advance at Lessor’s address (as set forth on the signature page hereto) on the first business day of the month beginning June 1, 2008 and on each succeeding calendar month throughout the Lease Term (the “Basic Rent”). Basic Rent shall also be prorated and payable on the Effective Date for the partial month ending May 31, 2008. The final Basic Rent payment due on the first business day of the final month of the Lease Term shall also be prorated for the remaining number of days in the Lease Term.

(c)        Lessee hereby also agrees to pay any Lessee Expenses (as set forth in Section 5(j), below) within thirty (30) days after receipt of Lessor’s written invoice therefor, to Lessor at Lessor’s address (as set forth on the signature page hereto).

4.        TAXES

(a)         Lessee shall be liable for and shall report and pay promptly when due all taxes, fees and assessments imposed, assessed or levied against the Aircraft (or ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), Lessor or Lessee, by any domestic or foreign governmental entity or taxing authority during the Lease Term or related to this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal or business property, excise, gross receipts, franchise, stamp, value added, customs duties, landing fees, airport charges, navigation service charges, route navigation charges or other taxes, imposts, duties and charges; together with any penalties, fines or interest thereon (collectively “Taxes”). The parties agree that “Taxes” shall also include any property taxes assessed on the ownership of the Aircraft. Lessee shall promptly reimburse (on an after-tax basis) Lessor for any Taxes charged to or assessed against Lessor, including, without limitation, any sales, use, or other similar transaction taxes and property taxes imposed by the State of California or any agency or authority thereof or any local authority therein. Lessor and Lessee acknowledge that the California property tax is levied against the owner and/or operator of the Aircraft at 12:01 a.m. on January 1st of each year – for the upcoming tax year – and such tax is typically due and payable on or before August 31st of such year. No California property tax should be due with respect to the Aircraft during 2008, and Lessee will receive the benefit of this exception. The tax due for future years will attach on January 1st of each year and will be due and payable later in that year. The tax is not pro-rated or forgiven if the Aircraft is sold or this Agreement is terminated after January 1st. It is agreed by Lessee and Lessor that the California Property Tax due for the final year of the Lease Term will be payable by Lessee at a time that is likely to occur after the end of the Lease Term. For example, if the Agreement terminates on May 15, 2011, then Lessee shall be

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responsible to pay California property tax for the years 2009, 2010 and 2011, including the 2011 California property tax payment due on or before August 31, 2011.

(b)        Notwithstanding the foregoing, the term “Taxes” shall not include Taxes to the extent they are: (i) taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor; (ii) in the nature of franchise or conduct of business taxes imposed on Lessor; (iii) the result of Lessor’s own bankruptcy or any act on the part of Lessor in contravention of the provisions of this Agreement or any failure of Lessor to observe the provisions of this Agreement; (iv) imposed as a result of any voluntary sale, assignment, transfer, or other disposition by Lessor of its ownership interest in the Aircraft, unless such transfer or disposition occurs during an Event of Default under this Agreement, in which case, Lessor agrees to use commercially reasonable efforts to minimize any adverse tax consequences related to such disposition; (v) so long as no Event of Default under this Agreement shall have occurred and be continuing, imposed with respect to acts or events occurring or matters arising after the return of possession of the Aircraft to Lessor pursuant to the terms of this Agreement; (vi) imposed solely as a result of a transaction which is unrelated to the transactions contemplated under this Agreement; (vii) interest or penalties resulting from Lessor’s failure to file timely and proper tax returns except to the extent such failure is a result of Lessee’s failure to provide Lessor in a timely manner with the information needed to pay such Taxes; (viii) a result of the willful misconduct or gross negligence of Lessor, or (ix) pertaining to the sale and delivery of the Aircraft from Bombardier Inc. to Lessor prior to the Lease Operations.

(c)        Lessee shall also be liable for any federal excise tax imposed under Internal Revenue Code Section 4261 (the “Commercial Transportation Tax”) if such tax is (or if Lessor reasonably determines that such tax is) applicable to any or all amounts paid (or deemed to be paid) by Lessee to Lessor hereunder. Lessee shall pay such tax to Lessor within thirty (30) days after receipt of Lessor’s written invoice therefor, unless such tax is being contested pursuant to Section 4(i).

(d)        Lessee shall also be liable for and shall pay any and all fees for licenses, registrations, permits, and other certificates as may be required for the lawful operation of the Aircraft during the Lease Term.

(e)        Lessee shall also pay any and all liabilities, fines, forfeitures, or penalties for violations of any applicable governmental regulations relating to the Lease Operations and reimburse Lessor for any amounts expended by Lessor on account of such violations except as set forth in Section 14.

(f)        Lessor shall promptly notify Lessee and send Lessee any notices, reports, and inquiries of taxing authorities concerning any Taxes or other charges payable by Lessee that may be received from time to time by Lessor with respect to the Aircraft.

(g)        Lessee shall reimburse Lessor, within thirty (30) days after Lessee’s receipt of a written demand for such reimbursement from Lessor together with supporting invoices relating to such payment, for any Taxes (or other amounts described in this Section 4) charged to or assessed against Lessor.

(h)        Lessee shall show Lessor as the owner of the Aircraft on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessee’s payment of Taxes upon request.

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(i)        Lessor hereby acknowledges and agrees that Lessee may, from time to time, contest or pursue refunds of any Taxes that Lessee is required to pay, to or on behalf of Lessor or otherwise, hereunder. Lessor agrees to fully cooperate in the process of making such contest or obtaining such refunds, which may require the submission of such contest or claims by Lessor in Lessor’s own name. Upon receipt of any such refund, Lessor agrees to immediately pay the amount of such refund to Lessee. In connection with any such contest or refund pursuit by Lessee under the circumstances described above, (i) Lessor shall not be required to take any action pursuant thereto unless Lessor, in its sole discretion, determines there exists a reasonable basis in law and fact so to do, and (ii) in any event, Lessee hereby agrees to indemnify Lessor for any liability or loss which Lessor may incur as a result of or in any way relating to such contest or related proceeding and agrees to pay Lessor on demand all reasonable costs and expenses, including attorneys’ fees, incurred by or on behalf of Lessor in connection with such contest/pursuit.

(j)        Lessor agrees to acquire, hold and deliver the Aircraft to Lessee and Lessee agrees that it will operate the Aircraft, each in a manner that qualifies for the exemption from California Sales and Use Tax identified in California Regulation 1620(b)(4)(b) relating to the Aircraft’s flight time in interstate or foreign commerce. Lessee will monitor such operations and prepare and preserve all documentation required by the California Board of Equalization (“CBE”) to qualify for such exemption. Lessee will engage ATIS Group, LLC (Victor Anvick) prior to any Lease Operation to assist Lessee and Lessor in this process and to obtain written verification from the CBE of the Aircraft’s qualification for this exemption promptly following the end of the appropriate test period.

(k)        For purposes of this Section 4, all references to “Lessor” shall be deemed to include any permitted assignee of Lessor.

5.         MAINTENANCE RESPONSIBILITY. At all times during the Lease Term:

(a)        Lessee shall, at Lessee’s cost and expense, be responsible for the servicing, repair, inspection, maintenance and overhaul of the Aircraft. Lessee shall maintain, inspect, service, repair, overhaul and test the Aircraft in accordance with: (i) all requirements under any applicable sections of the maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (ii) all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the maintenance of the Aircraft, including (A) all mandatory or otherwise required service bulletins issued, supplied, or available by or through the manufacturer and/or the manufacturer of any engine or part with respect to the Aircraft, and (B) all airworthiness directives applicable to the Aircraft issued by the FAA that by their terms require compliance during the Lease Term, and causing such directives and bulletins to be completed through corrective modification in lieu of operating manual restrictions, when and to the extent commercially reasonable.

(b)        Lessee shall, at Lessee’s cost and expense, maintain all records, logs and other materials pertaining to the Aircraft and its maintenance (including any computerized maintenance records) in accordance with all applicable FAA rules and regulations and in a manner that does not modify or impair any applicable warranties.

(c)        All of Lessee’s maintenance procedures shall be undertaken and completed in accordance with the manufacturer’s recommended procedures, and by properly trained, licensed, and certificated maintenance sources and maintenance personnel, so as to keep the Aircraft, each engine and every component and system of each: (i) in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and (ii) in such operating condition as may be necessary to enable the FAA Standard Airworthiness Certificate (and any other applicable certificate, license,

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registration or authorization) to be maintained in good standing, and in a manner that does not modify or impair any applicable warranties.

(d)        Any service, repair and maintenance shall take precedence over scheduling of the Aircraft for Lease Operations, unless such can be safely deferred in accordance with applicable laws and regulations.

(e)        Lessee shall, at Lessee’s cost and expense, replace or have repaired appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment or components of the Aircraft that may have become worn out, lost, stolen, destroyed, damaged or otherwise rendered unfit for use for any reason whatsoever. All such replacements or repairs installed on or incorporated into the Aircraft shall upon such installation or incorporation become the property of Lessor.

(f)        Lessee shall not make any change in the configuration, appearance or coloring of the Aircraft from that in effect at the beginning of the Lease Term, other than changes mandated by the FAA or consented to in writing by Lessor. Lessee shall, at Lessee’s cost and expense, make only such alterations or modifications to the Aircraft that: (i) are necessary or advisable to comply with Lessee’s obligations pursuant to this Agreement, or (ii) as are required to comply with any applicable law or any governmental rule or regulation.

(g)        Any repair, alteration or modification made to the Aircraft and any replacement parts, including any replacement engine, installed thereon in the course of repairing or maintaining the Aircraft, shall be deemed an accession, and title thereto shall be immediately vested in Lessor without cost or expense to Lessor, except with respect to a temporary loaner engine, APU or part installed on the Aircraft during the period of maintenance or repair of the original engine, APU or part required by this Agreement, and provided such loaner engine, APU or part is removed and the original engine, APU or part (or any accession as may be permitted hereby) is reinstalled promptly on the completion of such repair or maintenance, but, if reasonably practicable, no later than the first to occur of (i) 6 months after the applicable removal or (ii) termination of this Agreement in accordance with its terms; and if reinstallation is not reasonably practicable by such time, then Lessee shall make reasonable accommodations for such reinstallation. Reinstallation of any original engine, APU or part (or any accession permitted hereby) shall be accomplished to allow the Aircraft to conform with the Return Conditions on the Return Date. Otherwise, Lessee will not modify the Aircraft or affix or remove any accessory to the Aircraft leased hereunder, without the consent of Lessor. Lessee may use Lessee’s existing Ground Support Equipment (“GSE”) and Spare Parts (“Spares”) in support of the Aircraft during the Lease Term, which shall remain the property of Lessee until installed on the Aircraft, at which time such GSE and Spares shall be deemed an accession in accordance with this subsection of the Agreement.

(h)        Lessee agrees, at its own cost and expense, to cause the Aircraft to be kept marked with the U.S. registration number specified above; and replace promptly any such Aircraft marking which may be removed, defaced or destroyed.

(i)        If, and so long as, no Event of Default exists under this Agreement, Lessee shall, and hereby is, authorized to assert and enforce, at Lessee’s sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have under any warranties applicable to the Aircraft.

(j)        Lessor may from time to time, at its option, perform any act which Lessee agrees hereunder to perform under this Section 5 and which Lessee shall fail to perform after being requested in

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writing to so perform by Lessor. Lessee shall reimburse Lessor for any such expenses (the “Lessee Expenses”). Lessor may from time to time take any other action which Lessor may reasonably determine necessary for the maintenance, preservation or protection of the Aircraft.

(k)        Notwithstanding anything contained herein to the contrary, the parties agree that Lessee shall be responsible to outfit the Aircraft with interior convenience items such as china, crystal, silverware, linens, etc. and that such interior items shall be and will remain the property of Lessee and may be removed by Lessee from the Aircraft at the expiration or termination of this Agreement.

(l)        Capital improvements to the Aircraft (as determined under GAAP) required by this Agreement or otherwise mutually agreed to by Lessor and Lessee, such as repainting, engine overhaul and airframe modifications, to the extent over and above those covered under CorporateCare, APU MSA, Smart Parts (each as defined in SCHEDULE 1 TO EXHIBIT C attached to this Agreement) or any applicable warranty or service plan (collectively, “Capital Improvements”) shall be paid for by Lessor. The parties shall establish a reasonable fair market lease rate applicable to Capital Improvements, if any, for the remainder of the Lease Term. Such amounts shall be paid monthly by Lessee to Lessor with, and under the same terms as, the Basic Rent.

6.        OPERATIONAL CONTROL

(a)        IT IS THE INTENT OF LESSOR AND LESSEE THAT THIS AGREEMENT CONSTITUTES A DRY LEASE WITHOUT THE PROVISION OF FLIGHT OR CABIN CREW.

(b)        Lessee shall have complete and absolute “operational control” of the Aircraft and shall maintain “possession, command and control” of the Aircraft (as determined by the Internal Revenue Service) during the Lease Operations. “Operational control” as defined in 14 C.F.R. Section 1.1 and for the purpose of this Agreement, with respect to a flight, means the exercise of authority over initiating, conducting or terminating a flight, and for the purposes of this Agreement shall include, without limitation, Lessee, (i) at Lessee’s sole expense, locating and retaining (either through direct employment or contracting with an independent contractor for flight services) a duly-qualified flight crew (the “Flight Crew”), and selecting the Pilot-In-Command and (ii) being responsible for all other physical and technical aspects of operating the Aircraft, including, without limitation, flight following, dispatch, flight planning, flight scheduling, communications, weather, weight and balance and fueling.

(c)        The Aircraft shall be operated at all times in compliance with, and all Flight Crew shall be appropriately certified, rated and trained in compliance with, (i) all applicable Federal Aviation Regulations (“FARs”) and (ii) the terms and conditions of any and all insurance policies described in Section 12.

(d)        The Aircraft shall not be operated in any geographic location excluded from coverage under the insurance policies described in Section 12.

(e)        The Aircraft shall not be used for any illegal purpose or in any manner that could subject the Aircraft to confiscation.

(f)        It is understood and agreed by Lessee that Lessee’s use of the Aircraft for its Lease Operations shall be for Lessee’s own account and that Lessee is prohibited from providing transportation of passengers or cargo for compensation or hire as determined under the FARs, except that (i) time sharing or similar agreements for operations by Lessee permitted under 14 C.F.R. Section 91.501

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for the purpose of making the Aircraft available to any officer, director, employee or affiliate of Lessee, and (ii) reimbursement for the carriage of candidates in federal elections under 14 C.F.R. Section 91.321, shall be permitted, each in a form and substance acceptable to Lessor in its reasonable discretion and provided: (1) no Event of Default is then existing, (2) such arrangement does not result in any breach of any other provision of this Agreement or any breach of the Aircraft Mortgage, (3) Lessee remains primarily liable under this Agreement, (4) any such arrangement is subject and subordinate to Lessor’s rights hereunder (including its right of repossession) and to Bank’s rights under any Aircraft Mortgage, and in the case of operations under item (i) above, the officer, director, employee or affiliate expressly acknowledges the same in such agreement for the benefit of Lessor, and any such agreement is a true lease and does not result in a grant of a “security interest” as such term is used in Section 1-201(37) of the UCC, does not permit any further subleasing or other disposition, is for a term less that six months, and does not permit any de-registration of the Aircraft from the FAA Registry or the registration of any international interests with the International Registry of Mobile Assets in Dublin, Ireland pursuant to the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment and the regulations and procedures thereunder (“International Registry”) or allow registration of the Aircraft in the registry of any aviation or other governmental authority of any other nation.

7.        INSPECTION.  Lessor, or its designee, shall have the right to inspect the Aircraft and the Aircraft records at its sole cost and expense during the Lease Term at any reasonable time where the Aircraft is currently located, upon reasonable notice, and to make copies of any such records. Lessee shall provide to Lessor any information reasonably requested by Lessor with respect to the location, condition, use and operation of the Aircraft.

8.        LEGAL TITLE TO THE AIRCRAFT.  Legal title to the Aircraft shall remain in and the Aircraft shall remain registered to Lessor or any appointed trustee thereof at all times during the Lease Term. Lessee shall not create, incur, assume or suffer to exist any lien with respect to the Aircraft or take any action that would otherwise dilute Lessor’s unrestricted title to and ownership of the Aircraft, other than other than those which result from (i) the respective rights of Lessor and Lessee as herein provided; (ii) liens arising from the acts of Lessor; (iii) liens for taxes not yet due; and (iv) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith. Lessee shall not transfer, assign, charter, sublease or convey Lessee’s or Lessor’s interest in or to the Aircraft, or attempt to do any of the foregoing without Lessor’s prior written consent.

9.        RETURN CONDITIONS.  Lessee agrees to return the Aircraft to Lessor, at the expiration of this Agreement in accordance with its terms (the “Return Date”), at the Aircraft’s home base (as set forth in Section 29) or such other location as is mutually agreeable to Lessor and Lessee, free and clear of all liens and encumbrances created by Lessee and in compliance with all Return Conditions (as set forth on EXHIBIT C and its related Schedules) and with all Aircraft records, logs and other materials previously delivered to Lessee. The Aircraft will be in as good an operating condition as exists at the time of delivery to Lessee, normal wear and tear excepted, with no material damage and all systems functioning properly. Any exceptions or deviations from the required return conditions shall be identified by Lessee to Lessor and listed in the Aircraft or engine logbook, as necessary to comply with all applicable FARs. “Material damage” shall mean damage to the Aircraft that would materially affect the market value or marketability of the Aircraft.

10.        REPRESENTATIONS AND WARRANTIES OF LESSOR.  THE AIRCRAFT IS LEASED TO LESSEE BY LESSOR HEREUNDER “AS-IS,” AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE

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AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, except that Lessor represents and warrants to Lessee as follows:

(a)        Lessor is the registered owner of the Aircraft and has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Lessor have been duly authorized by all necessary action on the part of Lessor. This Agreement constitutes a legal, valid and binding obligation of Lessor, enforceable in accordance with its terms.

(b)        Lessor is a limited liability company duly organized, existing in good standing under the laws of the State of California and has all necessary power and authority under applicable law and its organizational documents to own and lease its properties and to carry on its business as presently conducted.

(c)        Lessor is and will remain throughout the Lease Term a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49, United States Code.

(d)        Lessor has provided to Lessee a true and correct copy of the Aircraft Mortgage (as defined in Section 12) and will provide Lessee with a copy of any amendments thereto.

11.        REPRESENTATIONS AND WARRANTIES OF LESSEE.  Lessee hereby represents and warrants to Lessor as follows:

(a)        Lessee has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Lessee have been duly authorized by all necessary action on the part of Lessee. This Agreement constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.

(b)        Lessee is a corporation duly organized, existing and in good standing under the laws of the State of California and has all necessary power and authority under applicable law and its organizational documents to lease its property and to carry on its business as presently conducted.

(c)        Lessee is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49, United States Code.

(d)        A copy of this Agreement, and a current and valid AC Form 8050-l or AC Form 8050-3 will be kept on the Aircraft at all times during the Lease Term.

(e)        Lessee shall not operate the Aircraft under Part 135 of the FARs.

(f)        Lessee shall notify the nearest Flight Standards District Office of the FAA at least forty-eight (48) hours prior to the first flight of the Aircraft under this Agreement.

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(g)        Throughout the Lease Term, Lessee will not use or operate and will not permit the Aircraft to be used or operated “predominately” outside the United States as that phrase is used in Section 168(g)(1)(A) of the Internal Revenue Code.

(h)        Other than as is described on the cover page of this Agreement and in Sections 13(b) and 13(c) below, Lessee shall not make any filings or registrations with respect to this Agreement or the Aircraft at the FAA or at the International Registry unless consented to in writing by Lessor.

12.        INSURANCE.  Lessee will maintain, or cause to be maintained and in effect, at all times during the Lease Term, comprehensive aircraft hull, liability and war-risk insurance with respect to the Aircraft as follows:

(a)        Liability insurance maintained at all times and any other type of insurance required under applicable laws and regulations of the United States and any other jurisdiction in which the Aircraft is operated, but in no event less than $300,000,000 combined single limit for any one occurrence;

(b)        All risk aircraft hull insurance covering the Aircraft maintained at all times for an amount not less than the greater of (i) $53,000,000 and (ii) the fair market value of the Aircraft (as reasonably determined by Lessor from time to time during the Lease Term upon providing Lessee with written evidence reasonably substantiating same);

(c)        Any other insurance required by BANC OF AMERICA, N.A. (or any substitute or replacement financial institution, the “Bank”) as the beneficiary of any mortgage or security interest made by Lessor that includes the Aircraft as collateral (the “Aircraft Mortgage”); and

(d)        All such insurance policies shall: (i) be with insurance companies of recognized responsibility, (ii) name Lessor as the insured owner with respect to the hull and liability insurance and Lessee (and any Bank) as an additional insured with respect to the liability insurance, (iii) name Lessor as the sole loss payee with respect to any hull insurance (except as otherwise required by clause (iv)) and (iv) shall comply with all other insurance requirements of Bank under any Aircraft Mortgage; provided however, that the parties agree that the Aircraft will be added to the hull and liability policies maintained by Lessee for Lessee’s existing aircraft, with only such changes to the terms, conditions, coverages and limitations thereof as are required hereby or as are consented to by Lessor in writing.

The Aircraft shall not be operated by Lessee, nor shall Lessee allow the Aircraft to be operated by any other party, at any time, unless and until such insurance policies are in effect. Lessee and Lessor shall consult with each other, from time to time, in determining any additional amounts of insurance that may be advisable with respect to the Lease Operations and the Aircraft.

13.        SUBORDINATION; FILING OF AGREEMENTS.

(a)        ALL RIGHTS OF LESSEE HEREUNDER SHALL BE SUBJECT AND SUBORDINATE TO THOSE OF BANK UNDER ANY AIRCRAFT MORTGAGE. THIS AGREEMENT IS SUBJECT TO THAT CERTAIN CONSENT TO LEASE AND ASSIGNMENT, DATED MAY 16, 2008, BY AND AMONG LESSEE, LESSOR AND BANK (the “Consent”).

(b)        CAPE TOWN REGISTRATIONS.  The Convention on International Interests in Mobile Equipment and the Protocol to the Convention on Matters Specific to Aircraft Equipment and the regulations and procedures issued thereunder (collectively, the “Cape Town Convention”) will be

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applicable to the lease of the Aircraft under this Lease. Lessor and Lessee shall each register, if not already registered, as an approved Transacting User Entity of the International Registry, at each party’s own expense, in time to support a timely delivery of the Aircraft on the Effective Date. Lessor and Lessee each shall appoint, not later than one (1) business day prior to the Effective Date, FAA Counsel as its Professional User Entity to accomplish the registration of International Interests (as defined in the Cape Town Convention) with respect to the Lease.

(c)        Lessor and Lessee agree to promptly execute and deliver to Bank such further instruments, UCC, FAA, Cape Town Convention and International Registry filings and other documents, and take such further action, as Bank may from time to time reasonably request in order to further carry out the intent and purpose of the Aircraft Mortgage and Consent and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Bank thereby.

14.        LIMITATION OF LIABILITY.

(a)        Lessee agrees to indemnify and hold harmless Lessor and its respective officers, directors, partners, employees, shareholders, agents and affiliates (collectively, “Representatives”) from any claim, damage, loss, or reasonable expense (including reasonable attorney’s fees) resulting from damage to any property (including the Aircraft) or for bodily injury to or death of any person(s) caused by an occurrence and arising out of the possession, maintenance or use of the Aircraft during the Lease Term; except (i) to the extent caused by the gross negligence or willful misconduct of Lessor, or its Representatives, or (ii) relating to any claim, damage, loss or reasonable expense of Lessor or its Representatives to the extent covered by the proceeds from the insurance policies required under Section 12 hereof.

(b)        EACH PARTY AGREES THAT (i) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, (ii) ITS RIGHTS TO INDEMNIFICATION UNDER THIS SECTION 14, AND (iii) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A MATERIAL BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. EXCEPT AS SET FORTH IN THIS SECTION 14 EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL LESSOR OR LESSEE BE LIABLE TO THE OTHER FOR OR HAVE ANY DUTY FOR INDEMNIFICATION TO THE OTHER FOR SUCH OTHER PARTY’S CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY OF SUCH OTHER PARTY’S DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE LOSS OF PROFIT OR INSURANCE DEDUCTIBLE, EXCEPT AS RELATE TO CLAIMS BY LESSOR AGAINST LESSEE FOR REIMBURSEMENT OF THIRD-PARTY BODILY INJURY, DEATH OR PROPERTY DAMAGE.

(c)        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, LESSEE SHALL INDEMNIFY LESSOR AND REIMBURSE LESSOR FOR ANY DIMINUTION IN VALUE OF OR TO THE AIRCRAFT RESULTING FROM DAMAGE THERETO DURING THE LEASE TERM, EXCEPT (I) TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR ITS REPRESENTATIVES OR (II) TO THE EXTENT COVERED BY THE PROCEEDS FROM THE INSURANCE POLICIES REQUIRED UNDER SECTION 12 HEREOF. If the parties cannot agree on whether or not the Aircraft has suffered diminution in value or the amount of such diminution in value, then an appraisal will be performed to determine the diminution in Aircraft value, if any, that is proximately caused by such damage and repair.

10.

The appraisal will be conducted by a panel of three (3) experienced aircraft appraisers, with each party selecting, and bearing the expense of, one (1) appraiser and the two (2) appraisers thus appointed selecting the third appraiser, who will act as chairman and whose expense will be borne equally by both parties. The appraisers’ evaluation will include, without limitation, the nature and quality of the repair (e.g., replacement of damaged components with new components versus repair of damaged components), market conditions and a review of the relevant Aircraft logbook entry(ies). The findings of the two appraisers which are closest in value shall be averaged and shall constitute the diminution in value caused by the damage, if any.

(d)         The provisions of this Section 14 shall survive the termination or expiration of this Agreement.

15.        TERMINATION.  Lessor may terminate this Agreement at any time upon an Event of Default by Lessee. The term “Event of Default” means any of the following events: (a) Lessee breaches its obligation to pay the Basic Rent or any other sum when due and fails to cure such breach within ten (10) days; (b) Lessee breaches any of Lessee’s insurance obligations under Section 12; (c) Lessee’s material breach of any of its other obligations and failure to cure that breach within thirty (30) days after written notice from Lessor to Lessee; (d) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect when made; (e) Lessee becomes insolvent or ceases to do business as a going concern; or (f) a petition is filed by or against under any bankruptcy, insolvency or similar laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date. Lessee may, at its option, terminate this Agreement in the case of any Event of Default (as such term is defined in the Aircraft Mortgage) under the Aircraft Mortgage acted on by the Bank. In addition to the foregoing, unless otherwise agreed in writing by Lessee and Lessor, this Agreement shall terminate at 12:00 noon Pacific Time on the later of (x) the retirement or other event that results in the withdrawal of W. Howard Lester from the active management of Lessee (each a “Retirement Event”), and (y) the ninetieth (90th) day following written notice of a Retirement Event. With respect to notice to Lessor of a Retirement Event, notice to W. Howard Lester shall be deemed such notice.

16.        INDEPENDENT CONTRACTOR.  Nothing herein shall in any way create any association, partnership or joint venture relationship between the parties or be construed to evidence the intention of the parties to constitute such. Lessor and Lessee shall be considered independent contractors under this Agreement. All persons engaged by Lessee in connection with the Lease Operations and in performance of its obligations under this Agreement shall at all times and for all purposes be considered Lessee’s employees or agents, and Lessee shall be solely responsible for payment of all federal, state, and other applicable government, social security, social insurance, unemployment and sickness disability insurance and other payroll taxes with respect such respective party’s employees, including contributions from them when and as required by law. Lessee agrees to indemnify and save Lessor harmless from any and all claims that may be made by Lessee’s employees under workers compensation laws in relation to the Lease Operations and in Lessee’s performance of Lessee’s obligations under this Agreement.

17.        ASSIGNMENT.  Neither Lessee nor Lessor shall assign this Agreement or any rights hereunder at any time without the other party’s prior written consent; provided, however, with notice to Lessee, Lessor may assign its rights hereunder to Bank in connection with the Aircraft Mortgage.

18.        AMENDMENTS AND WAIVERS.  No term or provision of this Agreement may be amended, modified, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of such amendment, modification, waiver, discharge or termination is sought. No delay or failure by either party to exercise any right under this Agreement shall constitute a

11.

waiver of that or any other right hereunder and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

19.        NOTICES.  Unless otherwise expressly provided by law or herein, all notices, instructions, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile or electronic transmission (the receipt of which shall be confirmed by the parties, either by a confirming copy sent by air mail, postage prepaid, or some other manner which confirms receipt of the facsimile or electronic transmission), and the date of personal delivery or facsimile or electronic transmission or seven (7) days after the date of mailing (other than in the case of the mailing of a confirming copy of a facsimile or electronic transmission), as the case may be, shall be the date of such notice, in each case to the address, facsimile number or e-mail address of such party set forth on the signature page hereto (or at such other address, facsimile number and/or e-mail address as either party shall have furnished to the other in writing). Copies of all communications provided hereunder shall also be sent to each party’s attorneys at the following addresses:

LESSOR’S ATTORNEY	LESSEE’S ATTORNEY
Aero Law Group, PLLC	Barbera & Watkins, LLC
Attn: Kevin C. Austin, Esq.	Attn: Joanne M. Barbera, Esq.
P.O. Box 50228	6701 W. 64th Street, Suite 315
11120 NE 2nd Street	Overland Park, KS 66202
Bellevue, WA 98004-8332
Phone: 425-456-1800	Phone: 913-677-3800
Facsimile: 425-456-1801	Facsimile: 913-677-3801
E-mail: AustinKC@law.aero	E-mail: jbarbera@bwaerolaw.com

20.        ENTIRE AGREEMENT.  This Agreement is the entire agreement between the parties. No agreements, representations, or warranties other than those specifically set forth herein shall be binding on either party unless in writing signed by both parties.

21.        GOVERNING LAW/JURISDICTION.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties hereby submit to the exclusive jurisdiction and venue of any court (federal, state or local) having situs within the State of California.

22.        HEIRS AND SUCCESSORS.  This Agreement and each of its provisions shall be binding on and shall inure to the benefit of the respective heirs, devisees, legatees, executors, administrators, trustees, successors and assigns of the parties to this Agreement. Nothing contained in this Section 23 shall be construed as consent by Lessor to any assignment of this Agreement or any interest therein by Lessee, nor as consent by Lessee to any assignment of this Agreement or any interest therein by Lessor.

23.        FURTHER ASSURANCES.  Each party shall execute and deliver to the other such further documents and take such further action as may be necessary to effectuate the intent and purpose of this Agreement.

24.        CAPTIONS.  The captions used in this Agreement are solely for convenience of reference and do not form part of this Agreement.

25.        NO THIRD PARTY BENEFICIARY.  No person, other than the parties expressly named herein, is intended to be a beneficiary of any provisions of this Agreement.

12.

26.        SEVERABILITY.  If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be prohibited or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held prohibited or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

27.        COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

28.        HOME BASE OF AIRCRAFT.  The Aircraft is based at OAKLAND INTERNATIONAL AIRPORT, OAKLAND, CALIFORNIA (KOAK).

29.        TRANSACTION COSTS AND EXPENSES. Closing costs associated with this Agreement shall be shared equally by Lessor and Lessee. Each party to this Agreement shall bear its own transaction costs and expenses, including for its own attorneys and advisors, except as otherwise set forth herein. Lessor shall bear its own transaction costs and expenses, associated with the Aircraft’s acquisition from Bombardier, including (a) fees and expenses paid to Boston JetSearch, Inc., (b) fees related to the technical acceptance and receipt of the Aircraft by Lessor’s technical advisors, and (c) registration of the Aircraft in Lessor’s name with the FAA and the International Registry.

30.        ATTORNEYS’ FEES. In any action or proceeding brought by any party against the other arising under or in connection with this Agreement or any other documents related thereto, the prevailing party shall, in addition to other allowable costs, be entitled to an award of reasonable attorneys’ fees.

[Signature page follows.]

13.

31.        TRUTH IN LEASING

(a)        LESSEE HAS REVIEWED THE AIRCRAFT’S MAINTENANCE RECORDS AND OPERATING LOGS AND HAS FOUND THAT, DURING THE TWELVE MONTHS PRECEDING THE EFFECTIVE DATE (OR FROM THE DATE OF THE AIRCRAFT’S MANUFACTURE, IF A SHORTER PERIOD) THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b)        LESSEE CERTIFIES THAT LESSEE AND NOT LESSOR IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT DURING THE LEASE TERM. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS LESSEE’S RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FARS.

(c)        LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FARS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

(d)        LESSEE CERTIFIES AND AGREES THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY A REPRESENTATIVE OF THE FEDERAL AVIATION ADMINISTRATION.

The parties have executed this Agreement as of the day and year first written above.

LESSOR:			LESSEE:

WHL MANAGEMENT LLC			WILLIAMS-SONOMA, INC.
a California limited liability company			a California corporation

By:	/s/ Kirk Lester	By:	/s/ Sharon L. McCollam

Printed Name: R. Kirk Lester			Printed Name: Sharon L. McCollam

Its:	Manager	Its:	Executive Vice President, Chief
Operating and Chief Financial Officer
WHL Management LLC			Williams-Sonoma, Inc.
Address: c/o R. Kirk Lester, PO Box 1475			Address: 3250 Van Ness Avenue
Rancho Mirage, CA 92270			San Francisco, CA 94109
Phone: 760-779-5236			Phone: 415-616-8775
Fax: 703-837-1592			Fax: 415-439-1067
Attn: R. Kirk Lester			Attn: Sharon McCollam
E-mail: kirk@rklester.com			E-mail: smccollam@wsgc.com

14.

EXHIBIT A

AIRCRAFT LEASE AGREEMENT

DELIVERY CONDITIONS

In addition to the requirements set forth in Section 1(b) of this Agreement, Lessor shall deliver the Aircraft to Lessee in compliance with the following provisions (the “Delivery Conditions”):

(1)

The Aircraft shall be airworthy and shall have been maintained and operated in accordance with the standards contained in Section 5 of this Agreement and in compliance with FAR Part 91 and all other applicable FAA regulations.

(2)	The Aircraft exterior shall be washed and the interior shall be clean.

(3)

The Aircraft shall have installed the full complement of engines and other equipment, parts, components, accessories and loose equipment as would be necessary for Lessee to operate the Aircraft in accordance with its intended use.

(4)

The Aircraft shall comply with all outstanding Regulations and Airworthiness Directives issued by the FAA affecting such model aircraft, engines, and components that by their terms require compliance on or before the date of the first Lease Operation.

(5)	When the Aircraft is delivered to Lessee, all Aircraft systems (including galleys, passenger and cargo compartments) shall be fully operational for their intended functions.

A-1

EXHIBIT B

AIRCRAFT LEASE AGREEMENT

AIRCRAFT DELIVERY RECEIPT

WILLIAMS-SONOMA, INC. (“Lessee”) hereby accepts and acknowledges receipt from WHL MANAGEMENT LLC (“Lessor”) in accordance with the terms and conditions of the Aircraft Lease Agreement between Lessee and Lessor dated May________, 2008, of that certain 2007 Bombardier Inc. Model BD-700-1A11 “GLOBAL 5000” aircraft, U.S. registration number N878HL, and bearing manufacturer’s serial number 9261, including its ROLLS-ROYCE DEUTSCHLAND BR710A2-20 engines, serial numbers 12633 and 12634, and all other appliances, avionics, parts, additions, appurtenances, accessories, instruments, components, systems, furnishings, and other items of equipment now installed thereon, and all flight manuals, log books and records required by the United States Federal Aviation Administration (“FAA”) relating to said aircraft, engines, components and systems, including the equipment and accessories set forth in Schedule 1 attached hereto (collectively, the “Aircraft”). At the time of delivery the Aircraft and engines had the following hours:

Airframe: ____________

Engine S/N 12633: ____________

Engine S/N 12634: ____________

IN WITNESS WHEREOF, this instrument has been duly signed by the undersigned authorized party, and the Aircraft accepted at __________________________ Airport, in ______________, on May_________, 2008, at _______________________ a.m./p.m. local time.

LESSEE: WILLIAMS-SONOMA, INC.

By:

Print Name:

Its:

LESSOR:

WHL MANAGEMENT LLC

By: ___________________________________

Print Name: _________________________

Its: ________________________________

B-1

SCHEDULE 1 TO AIRCRAFT DELIVERY RECEIPT

AVIONICS AND EQUIPMENT

Lightning Sensor System (Honeywell)

LH Entrance Jeppesen Manual (10max) Storage Drawer
Noise Cancelling Headphones for Crew
Wireless LAN
Standby Analog Telephone Jack and Loose Equipment
Handset (in Cockpit)
Additional Wired Handset, without Cradle
18.1 Inch LCD Pop Up Monitor in Credenza
- 24 Inch Bulkhead Monitors. Quantity 2
10.4 Inch Touchsecreen Monitor. Quantity 1
- 3 in arm monitors
Additional Galley Outlet (115v-60Hz)
Utility Outlets For Cockpit (115VAC - 60Hz)
Additional TRU & PDEs #5 and 6
Service Lights Timer Cabin Power Override System
Sunshield (Cockpit)
Side Console Pouches in cockpit (connectors delta)
Floor Mat Heaters (Entrance Area)
Flight Compartment Printer
Recliner Type Legrest, Single Seat (qty 6)
Flexible Reading Light, Single Seat (qty 6)
Flexible Reading Light, Double Seat (qty 2)
Plug-in Headrest with Flexwings (qty 10)
Single Seat Wide replacing Single Narrow Seat (qty 2)
Three Place Divan
Espresso Coffee Maker, Manual Fill
Addition Fwd Cabin Windows (in Fwd Lavatory)
Enviroclean System for Vacuum Toilet
Electronic Flight Bag
Logo Lights (Exterior)
Enhanced Vision System
Third FMS
Flight Crew Quick Donning Oxygen Masks-Puritan Bennett
Airshow: World Map Package
Airshow: Day-Night Map with Times Zone
Airshow: Static Logo
Airshow: Video Briefing English and Non English
Airshow: World Explorer
Winglet Viewing Mirrors (Cockpit)
Main Entry Door, Aft Handrail Extension
Main Entry Door, Additional Airstair Storage
Mid Cabin Bulkhead C/W Manual Sliding Frangible Door and
EICAS Annunciation Half Bulkhead RHS
Provisions for Electrical Outlet in LH Galley Annex
Aft Lavatory Large 50.5 inch (EVAC vacuum toilet)

TOGETHER WITH ALL ADDITIONS, ACCESSIONS, MODIFICATIONS, IMPROVEMENTS, REPLACEMENTS, SUBSTITUTIONS, AND ACCESSORIES THERETO AND THEREFOR, ALL AVIONICS, ONBOARD EQUIPMENT, LOOSE EQUIPMENT, MANUALS, DOCUMENTATION AND TECHNICAL PUBLICATIONS, NOW OWNED OR HEREAFTER ACQUIRED, AND ALL RECORDS AND LOGBOOKS (IN WRITTEN FORM OR AS COMPUTER DATA, DISCS OR TAPES, WHETHER NOW EXISTING OR HEREAFTER ACQUIRED OR CREATED, AND WHETHER IN THE POSSESSION OF CUSTOMER OR HELD ON BEHALF OF CUSTOMER BY OTHERS).

B-2

EXHIBIT C

AIRCRAFT LEASE AGREEMENT

RETURN CONDITIONS

In addition to the requirements set forth in Section 9 of this Agreement, Lessee shall return the Aircraft in compliance with all of the following provisions (the “Return Conditions”):

(1)

The Aircraft shall be airworthy and shall have been maintained and operated in accordance with Sections 5 and 6 of this Agreement and in compliance with FAR Part 91 and all other applicable FAA regulations.

(2)	The Aircraft exterior shall be washed and the interior shall be clean.

(3)

The Aircraft shall have installed the full complement of engines and other equipment, parts, components, accessories and loose equipment as were delivered to Lessee at the commencement of the Lease Term.

(4)

The Aircraft, except as otherwise provided in this Agreement or as consented to by Lessor, shall be in the same configuration (including, but not limited to, interior seating configuration, galleys and lavatories) as when the Aircraft was originally delivered to Lessee.

(5)

The Aircraft shall be in as good operating condition as when delivered to Lessee, ordinary wear and tear excepted. All aircraft systems (including galleys, passenger and cargo compartments) shall be fully operational for their intended functions.

(6)

The Aircraft shall be current on the manufacturer’s recommended inspection and maintenance programs, with all hourly, cycle and calendar inspections required under such program, including those required within ninety (90) days or 150 hours following such return, complied with.

(7)

All records, logs, materials, manuals and data associated with the Aircraft, including without limitation, inspection, modification and overhaul records required to be maintained with respect to the Aircraft under the applicable rules and regulations of the FAA or the manufacturer’s recommended maintenance program, all as originally delivered by Lessor to Lessee and, in addition, including those acquired or prepared by Lessee during the Lease Term shall be returned with the Aircraft.

(8)	The Aircraft shall comply with the terms and conditions set forth on Schedule 1 to this Exhibit C.

C-1

SCHEDULE 1 TO EXHIBIT C

ADDITIONAL MAINTENANCE AND RETURN CONDITIONS

I.    MAINTENANCE PLANS.  In addition to the “Maintenance Responsibilities” of Lessee required under Section 5 of this Agreement and the “Return Conditions” set forth otherwise in this Exhibit C, Lessee shall comply with the following terms and conditions:

(a)        Lessee shall keep the Aircraft’s engines enrolled and participating at all times on the CORPORATECARE maintenance service program provided by ROLLS-ROYCE DEUTSCHLAND LTD & CO KG with respect to the Aircraft engines or such other comparable engine maintenance service program as is agreed to in writing by Lessor (“CorporateCare”).

(b)        Lessee shall keep the Aircraft’s APU enrolled and participating at all times in the MSA maintenance service program provided by HONEYWELL AEROSPACE with respect to the Aircraft’s APU or such other comparable APU maintenance service program as is agreed to in writing by Lessor (“APU MSA”).

(c)        Lessee shall keep the Aircraft enrolled and participating at all times in the Global 5000 Smart Parts Plus component maintenance service program provided by BOMBARDIER INC. with respect to the Aircraft’s components or such other comparable component maintenance service program as is agreed to in writing by Lessor (“Smart Parts”).

(d)        On the Return Date, Lessee shall ensure that (i) each engine is paid up in full on CorporateCare; (ii) the APU is paid up in full on APU MSA; and (iii) the Aircraft is paid up in full on Smart Parts.

(e)        In the event that Lessee fails to meet the conditions set forth in paragraph (a), (b), (c) or (d) above, Lessee shall pay Lessor an amount equal to the sum of: (i) for each engine, the cost of paying the CorporateCare account balances in full as of the Return Date, plus (ii) for the APU, the cost of paying the APU MSA account balances in full as of the Return Date, plus (iii) for the Aircraft, the cost of paying the Smart Parts account balances in full as of the Return Date, plus (iv) any and all enrollment costs, including any inspection, overhaul, repair or modification then-required to enroll in such program, plus (iv) any inspection, overhaul, repair or modifications then required on the Aircraft, which would otherwise have been covered under such program had Lessee complied with the requirements of this Schedule. All such costs, including inspection, repair, modification and/or overhaul charges, if any, shall be payable as supplemental rent and shall be due upon presentation to Lessee of an invoice setting forth in reasonable detail the calculation of such amounts due, including the names of all sources used for the required cost estimates. (Unless both Lessor and Lessee agree to alternative source(s), the manufacturers of the airframe, engines and APU shall be used as the sources for all cost estimates.)

C-2